Exhibit 99.1

NeOnc Technologies Holdings, Inc. Announces Pricing of $15
Million Registered Direct Offering Priced At-The-Market Under
Nasdaq Rules with New and Existing Institutional Investors

CALABASAS, Calif., September 9, 2026 – NeOnc Technologies Holdings, Inc. (Nasdaq: NTHI) (“NeOnc” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company developing novel therapies for central nervous system (CNS) cancers, today announced that it has entered into definitive securities purchase agreements with new and existing healthcare focused institutional investors for the purchase and sale of 3,571,430 shares of the Company’s common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) and accompanying warrants to purchase up to 3,571,430 shares of the Company’s common stock at a combined purchase price of $4.20 per share (or $4.1999 per pre-funded warrant) and accompanying warrant in a registered direct offering priced at-the-market under Nasdaq rules. Each pre-funded warrant will be exercisable upon issuance at an exercise price of $0.0001 per share and will expire when exercised in full. Each warrant will be immediately exercisable at an exercise price of $4.20 per share and will expire five years from the date of issuance.

The gross proceeds to the Company from the registered direct offering are estimated to be approximately $15 million before deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about September 10, 2026, subject to the satisfaction of customary closing conditions.

Roth Capital Partners and A.G.P./Alliance Global Partners are acting as co-placement agents.

The registered direct offering of the securities is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-294845) previously filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) and became effective on April 9, 2026. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A final prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at https://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, Attn: Prospectus Department, telephone: 800-678-9147 or by email at rothecm@roth.com, or A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying base prospectus will be filed by the Company and, upon filing, can be obtained at the SEC’s website at www.sec.gov.

About NeOnc Technologies Holdings, Inc.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit https://neonc.com.

Forward-Looking Statements

NeOnc cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “objective,” or the negative version of these words and similar expressions. In this press release, forward-looking statements include, but are not limited to, statements relating to timing, size, terms and completion of the offering. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause NeOnc’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, without limitation, risks and uncertainties related to the timing, size, terms and completion of the offering. NeOnc’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of NeOnc’s risks and uncertainties, you are encouraged to review its documents filed with the SEC including NeOnc’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. NeOnc undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Company Contact:

info@neonc.com

Investor Contact:

Jon Nugent

Jon Nugent Communications

jon@jonnugent.com

205-566-3026